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                                                                   EXHIBIT 10.17

                                  AMENDMENT TO
                                     SECURED
                                 PROMISSORY NOTE

         This AMENDMENT TO SECURED PROMISSORY NOTE, is executed as of this 13th day of July 2001 by and between OAKHURST TECHNOLOGY, INC., a corporation organized under the laws of the State of Delaware (the "Maker") and ROBERT M. DAVIES ("Holder").

         WHEREAS, the Maker and the Holder entered into that certain Secured Promissory Note dated October 18, 1999 in the principal amount of $539,117 (the "Original Note") secured by that certain Stock Pledge Agreement dated October 18, 1999 (the "Pledge Agreement"); and

         WHEREAS, the Maker and the Holder now desire to amend certain provisions of the Original Note, including those provisions pertaining to the principal amount, the maturity date and repayment of said note while leaving the security for the Original Note in place;

         NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, the Maker and the Holder, intending to be legally bound, do hereby agree as follows:

         1. Maturity Date; Payments. The first, second and third sentences of the first paragraph of the Original Note are hereby amended and restated to read in their entirety as follows:

         "FOR VALUE RECEIVED, Oakhurst Technology, Inc., a corporation organized under the laws of the State of Delaware (the "Maker"), hereby promises to pay to the order of Robert Davies (the "Holder"), having an address at 100 First Stamford Place, Suite 600, Stamford, Connecticut 06902, or his assigns, the principal sum of six hundred seventy two thousand Dollars ($672,003), together with interest on the unpaid principal balance of this Note. All principal and accrued but unpaid interest shall be due to the Holder on July 3, 2005. The Maker shall pay to the Holder in sixteen (16) equal quarterly payments beginning on October 13, 2001, principal plus accrued interest at a rate of twelve percent (12%) per annum; provided, that all such payments shall be made to the extent of and out of the available Net Cash Flow and Net Cash Proceeds (each as defined below); provided, further, that, to the extent that accrued interest and/or principal payments cannot be made on the date such are due on this Note, then such interest and principal will, at the option of Oakhurst Company, Inc., a Delaware corporation ("OCI"), be deferred until sufficient Net Cash Flow or Net Cash Proceeds are available; provided, however, that such deferment shall not last past July 13, 2005. Any accrued but unpaid interest on this Note shall be added to the outstanding principal of this Note for the purpose of computing subsequent interest payments.

         "Net Cash Flow" as used hereinabove means (a) the operating cash flow of Steel City Products, Inc. ("SCPI") or Sterling Construction Company, a Delaware corporation ("Sterling"), to the extent permitted by such entities' respective bank lenders to upstream such entities' respective operating cash flows to OCI, plus (b) the proceeds from the sale by OCI of any shares of its common stock, par value $0.01, plus (c) the proceeds received by OCI from the exercise by any holders of stock options, minus (d) any and all of the foregoing amounts in (a), (b) or (c) that OCI's Board of Directors determines, in its sole discretion, should be reserved for payment of OCI's past, present and future corporate overhead expenses.

         "Net Cash Proceeds" means (a) the net proceeds available to OCI from the sale of assets of SCPI (other than sales of SCPI's inventory and other sales that are made in the ordinary course of business), minus
         (b) any and all of the foregoing amounts in clause (a) that OCI's Board of Directors determines, in its sole discretion, should be reserved for payment of OCI's past, present and future corporate overhead expenses.

         Net Cash Flow shall be applied in the following order: (1) first, to pay, pro rata, accrued interest on (i) this Note as well as any promissory notes that result from the sale, assignment or transfer of any portion of this Note (collectively, the "Davies First Note") and
         (ii) that certain promissory note in the aggregate principal amount of $800,000 issued by OTI to James D. Manning as well as any promissory notes that result from the sale, assignment or transfer of any portion of said note (collectively, the "Manning Note"); (2) second, to repay, pro rata, the remaining principal outstanding on the Davies First Note and the Manning Note; (3) third, upon payment in full of all accrued interest and outstanding principal on the Davies First Note and the Manning Note, to pay, pro rata, accrued interest on (i) that certain promissory note in the aggregate principal amount of $250,623 issued by OCI to Robert M. Davies as well as any promissory notes that result from the sale, assignment or transfer of any portion of said note (collectively, the "Davies Second Note") and (ii) that certain promissory note in the aggregate principal amount of $136,421 issued by OCI to Maarten D. Hemsley as well as any promissory notes that result from the sale, assignment or transfer of any portion of said note (collectively, the "Hemsley Note"); and (4) fourth, to repay, pro rata, the remaining principal outstanding on the Davies Second Note and the Hemsley Note.

         Net Cash Proceeds shall be applied in the following order: (1) first, to pay, pro rata, accrued interest on the Davies First Note and the Manning Note; (2) second, equal amounts of Net Cash Proceeds shall be applied to the repayment of the Davies First Note and the Manning Note, until all accrued interest and outstanding principal on the Davies First Note has been paid in full; (3) third, to repay the remaining outstanding principal on the Manning Note; (4) fourth, upon payment in full of the Davies First Note and the Manning Note, to pay, pro rata, accrued interest on the Davies Second Note and the Hemsley Note; and
         (5) fifth, to repay, pro rata, the remaining principal outstanding on the Davies Second Note and the Hemsley Note.

         If any of this Note, the Manning Note, the Davies Second Note or the Hemsley Note (individually, a "Transferred Note") are sold, assigned or transferred (which



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         sale, assignment or transfer shall be in full compliance with applicable securities laws) and new notes are issued to reflect such sale, assignment or transfer (individually, a "New Note" and collectively, "New Notes"), the amount of Net Cash Flow and Net Cash Proceeds that would have been applied to the Transferred Note under the terms of this Note shall be applied to the New Notes in proportion to the total amount of accrued interest or principal, as the case may be, owed under the New Notes at the time the computation is made."

         2. Enforceability. To the extent not amended hereby, the remaining rights, duties, obligations, terms and conditions of the Original Note as well as the rights, duties, obligations, terms and conditions of the Pledge Agreement shall remain in full force and effect until the principal and accrued interest of the Original Note, as amended hereby, is paid in full.

         3. Participation. Maker, Holder and Maarten D. Hemsley hereby agree and acknowledge that Mr. Hemsley's Participation (as defined in that certain Participation Agreement, dated as of October 18, 1999, by and between the Holder and Mr. Hemsley (the "Participation Agreement")) shall be increased to $144,153. Accordingly, Holder acknowledges that distribution of Net Cash Flow and Net Cash Proceeds to the Original Note shall be allocated by Holder pro rata, according to the Participation held in the Original Note by Mr. Hemsley, as amended hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment to Secured Promissory Note as of the date first set forth above.

                                        "Maker"
                                        OAKHURST TECHNOLOGY, INC.



                                        By:    /s/ Roger M. Barzun
                                           ------------------------------------
                                        Name:  Roger M. Barzun
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------

                                        "Holder"
                                        ROBERT M. DAVIES


                                                 /s/ Robert M. Davies
                                        ---------------------------------------

CONSENTED AND AGREED TO
BY OAKHURST COMPANY, INC.,
as Guarantor


By:      /s/ Roger M. Barzun
   -------------------------------
        Senior Vice President


CONSENTED AND AGREED TO
BY MAARTEN D. HEMSLEY


     /s/ Maarten D. Hemsley
----------------------------------



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